UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2023 (the “Effective Date”), Airspan Networks Holdings, Inc., a Delaware corporation (the “Company”), completed the previously announced sale (the “Transaction”) of Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of ANI (“Mimosa”) by Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“ANI”) to Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to the Stock Purchase Agreement, dated March 8, 2023, as amended on July 22, 2023 (the “Purchase Agreement”).

On the Effective Date, the Company also entered into the Consent and Partial Release and Amendment No. 1 to Loan Documents (the “Credit Agreement Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent (together with is successors and assigns in such capacities, the “Agent”). Pursuant to the Credit Agreement Amendment, (i) the Agent and the Lenders gave additional consents to the Transaction, (ii) the Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Agent and the Lenders released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Second Amended and Restated Credit Agreement, dated May 18, 2023 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Second A&R Credit Agreement”), among the Company, ANI, the Agent and certain Lenders and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

On the Effective Date, the Company also entered into the Consent and Partial Release and Fourth Amendment to Note Documents (the “NPA Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the purchasers party thereto (the “Purchasers”), and Fortress, as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Collateral Agent”). Pursuant to the NPA Amendment (i) the Collateral Agent and the Purchasers gave additional consents to the Transaction, (ii) the Collateral Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Collateral Agent and the Purchasers released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Note Purchase Agreement”), among the Company, ANI, the Collateral Agent, and certain Purchasers and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

The foregoing descriptions of the Credit Agreement Amendment and the NPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Company also completed the previously announced sale of Mimosa by ANI to Buyer, pursuant to the Purchase Agreement.

Mathew Oommen, President of Reliance Jio Infocomm Limited, an affiliate of Buyer (“Reliance Jio”) is a member of the board of directors of the Company. Each of Reliance Jio and Buyer is a wholly-owned subsidiary of Jio Platforms Limited, an Indian company that is a subsidiary of Reliance Industries Limited. Reliance Jio Infocomm USA Inc., a wholly-owned subsidiary of Reliance Jio, is a shareholder of the Company. Reliance Jio was also one of the Company’s largest customers by revenue for the year ended December 31, 2022, primarily for products sold by Mimosa.

Mimosa provides wireless broadband solutions. Mimosa has a diverse portfolio of point-to-point and point-to-multi-point products based on WiFi 5 and the newer WiFi 6E technologies as well as related accessories, such as twist on antennas, PoE Injectors, etc. These solutions have use cases in the backhaul requirements for 5G and FTTX/ FWA rollouts.

Pursuant to the terms of the Purchase Agreement, ANI sold all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement). The purchase price was determined based on negotiations between Buyer and ANI prior to signing the Purchase Agreement and is set forth in the Purchase Agreement, which was approved by a Special Committee of the Company’s Board of Directors. At the closing of the Transaction, $600,000 of the purchase price was deposited into an escrow account to satisfy post-closing indemnification obligations of ANI, which amount will be held in escrow for up to one year from the closing date of the Transaction. The Company used $45 million of the proceeds received by the Company in the Transaction to repay outstanding indebtedness under the Second A&R Credit Agreement and the Note Purchase Agreement.

At the closing of the Transaction, ANI and Mimosa entered into, among other agreements, a reseller agreement, pursuant to which Mimosa will provide certain Mimosa products for resale following the closing of the Transaction on the terms and conditions set forth therein; a transition services agreement, pursuant to which ANI will provide to Mimosa certain transition services following the closing of the Transaction on the terms and conditions set forth therein; and a license agreement pursuant to which ANI granted to Mimosa a non-exclusive license to ANI’s Netspan element management system and related tools on the terms and conditions set forth therein.

The above description of the Purchase Agreement and the Transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2023 and incorporated herein by reference, and Amendment No. 1 to the Purchase Agreement, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 25, 2023.

Item 7.01. Regulation FD Disclosure.

On August 11, 2023, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the six months ended June 30, 2023 required by this Item 9.01(b) will be filed by amendment.

(d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of March 8, 2023, by and among Airspan Networks Holdings Inc, Airspan Networks Inc., Mimosa Networks, Inc., and Radisys Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2023)

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of July 22, 2023 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 25, 2023)

10.1	Consent and Partial Release and Amendment No. 1 to Loan Documents, dated as of August 11, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the lenders party thereto and DBFIP ANI LLC, as administrative agent and collateral agent

10.2	Consent and Partial Release and Fourth Amendment to Note Documents, dated as of August 11, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the purchasers party thereto and DBFIP ANI LLC, as collateral agent and trustee

99.1	Press Release dated August 11, 2023

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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